(Exhibit 22)


                                                                Jurisdiction of
                                                                  Organization
                                                                  ------------

Edward Hotel Limited Partnership                                      CA
Pacific-East L.P.                                                     NY
Overtown Development Group, Ltd.                                      FL
Sumpter Commons Associates, L.P.                                      NY
Park Housing Limited Partnership                                      CT
Livingston Manor Urban Renewal Associates, L.P.                       NJ
Jefferis Square Housing Partnership, L.P.                             PA
2301 First Avenue Limited Partnership                                 NY
Lewis Street Limited Partnership                                      NY
Savannah Park Housing Limited Partnership                             DC
Brannon Group, L.C.                                                   FL
Mansion Court Phase II Venture                                        PA
Primm Place Partners, L.P.                                            MI
BK-9-A Partners L.P.                                                  NY
BK-10K Partners L.P.                                                  NY